Exhibit 5.1

February 5, 2024

Rail Vision Ltd.
15 Ha’Tidhar St
Ra’anana, 4366517
Israel

Re: Rail Vision Ltd. – Form F-3 Registration Statement

We are acting as Israeli counsel for Rail Vision Ltd., an Israeli company (the “Company”), in connection with the offering of up to 8,885,503 ordinary shares of the Company, par value NIS 0.08 per share (each, an “Ordinary Share”) consisting of (i) 1,651,458 Ordinary Shares held by the selling shareholders (the “Shares”), (ii) up to 1,394,999 Ordinary Shares issuable upon exercise of pre-funded warrants to purchase Ordinary Shares held by selling shareholders, (iii) up to 4,569,688 Ordinary Shares issuable upon the exercise of ordinary share warrants to purchase Ordinary Shares held by selling shareholders, (iv) up to 507,743 Ordinary Shares issuable upon the exercise of a pre-funded warrant to purchase Ordinary Shares held by a selling shareholder and (v) up to 761,615 Ordinary Shares issuable upon the exercise of an ordinary share warrant held by a selling shareholder, ((ii), (iii), (iv) and (v), collectively the “Warrants” and together with the Shares, the “Securities”). The Securities are being offered pursuant to a registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus which forms a part of and is included in the Registration Statement (the “Prospectus”):

As Israeli counsel of the Company, we have examined copies of the Articles of Association, as amended, of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the (i) the Shares are validly issued, fully paid and non-assessable and (ii) when any Warrant is exercised pursuant to the terms thereof, including payment of the exercise price as provided for in the applicable Warrant, and assuming an increase of the Company’s authorized share capital as set forth in the Company’s Notice and Proxy Statement dated January 31, 2024, the Ordinary Shares issuable at that time by the Company will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

Very truly yours,

/s/ Shibolet & Co.